      NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE
        SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE
          SECURITIES LAW. NO SALE OR OTHER TRANSFER OF THE WARRANT REPRESENTED BY THIS CERTIFICATE OR OF THE SECURITIES ISSUABLE UPON
      EXERCISE THEREOF MAY BE MADE EXCEPT AS PERMITTED BY THE ACT AND
       APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR
             QUALIFICATION THEREUNDER OR EXEMPTION THEREFROM.

                          WARRANT TO PURCHASE SHARES OF
                   COMMON STOCK, $.01 PAR VALUE PER SHARE, OF
                                JAMTV CORPORATION

                                NOVEMBER 10, 1997

         This certifies that, for value received, Straight Arrow Publishers Company, L.P. (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from JAMtv Corporation, a Delaware corporation (the "Issuer"), up to Four Hundred Nineteen Thousand Two Hundred Twenty-Four (419,224) fully paid and nonassessable shares of common stock, $.01 par value (the "Common Stock"), of the Issuer at an exercise price equal to Three Dollars ($3.00) per share, subject to adjustment pursuant to the terms hereunder (the "Exercise Price") (such shares of Common Stock and other securities issued and issuable upon exercise of this Warrant are sometimes referred to herein as the "Warrant Shares"). This Warrant was originally issued in connection with the execution and delivery of an Affiliation Agreement, dated as of November 10, 1997, by and between the Issuer and the Holder. Terms used herein and not otherwise defined shall have the meaning ascribed to them in the Affiliation Agreement.

         Section 1.        EXERCISE OF WARRANT.
                  (a) Subject to the provisions hereof, this Warrant may be exercised, in whole or in part, but not as to a fractional share, at any time and from time to time on or after the earlier of a Qualified Public Offering, a Qualified Private Offering or a Control Event (each as defined below) and on or before the earlier of (i) the date on which the Affiliation Agreement terminates, if such termination occurs during the Initial Term (as such term is defined therein), or (ii) November 10, 2007, by presentation and surrender hereof to the Issuer at the address which, in accordance with the provisions of Section 9 hereof, is then effective for notices to the Issuer, with the Election to Purchase Form annexed hereto as Schedule I, duly executed and accompanied by payment to the Issuer as further set forth below in this
         Section 1, for the account of the Issuer, of the Exercise

         Price for the number of Warrant Shares specified in such form. If this Warrant should be exercised in part only, the Issuer shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder. The Issuer shall maintain at its principal place of business a register for the registration of this Warrant and registration of transfer of this Warrant. The Exercise Price for the number of Warrant Shares specified in the Election to Purchase Form shall be payable in United States Dollars (if applicable) by (i) cash, (ii) a certified check payable to the order of the Issuer, (iii) shares of the Issuer's common stock duly endorsed over to the Issuer (which shares shall be valued at the Fair Market Value (as defined below)), (iv) written direction to an authorized broker to sell the Warrant Shares purchased pursuant to such exercise immediately for the account of the Holder and pay an appropriate portion of the proceeds thereof to the Issuer, or (v) any combination of such methods of payment which together amount to the full exercise price of the Warrant Shares purchased pursuant to the exercise of the Warrant plus the amount, if any, of any applicable taxes which the Issuer is required to withhold.

                  As used herein, a "Control Event" shall mean any event which results in an adjustment to the Exercise Price or the number of Warrant Shares issuable hereunder pursuant to Section 5(e).

                  As used herein, "Qualified Public Offering" shall mean a primary or secondary sale of shares of Common Stock to the public pursuant to a public offering registered under the Securities Act of 1933, as amended, where the aggregate net proceeds to the Issuer (after deducting underwriting discounts and commissions and expenses of the offering) from the offering of the shares of Common Stock so registered are at least $15,000,000.

                  As used herein, "Qualified Private Offering" shall mean a private offering of equity securities where the aggregate net proceeds to the Issuer from the offering of such securities are at least $15,000,000.

                  (b) Each certificate representing shares initially issued upon exercise of this Warrant (and subsequently issued if appropriate), unless at the time of exercise such shares have been sold pursuant to an effective registration statement under the Securities Act, shall bear the following legend (and any additional legend required by applicable securities laws or any securities exchange or NASDAQ National Market at the time of such exercise) on the face thereof:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT

                  TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE."

         Any certificate issued at any time upon transfer of, or in exchange for or replacement of, any certificate bearing such legend (except a new certificate issued upon completion of a public distribution of the securities represented thereby pursuant to a registration under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the registered holder thereof reasonably acceptable to the Company, the shares represented thereby need no longer be subject to the restrictions in this Section 1(b). The provisions of this Section 1(b) shall be binding upon all subsequent holders of certificates bearing the above legend, and shall also be applicable to all subsequent holders of this Warrant.

                  (c) Notwithstanding any provisions herein to the contrary, if the Fair Market Value (hereinafter defined) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Election to Purchase and notice of such election in which event the Issuer shall issue to the Holder (the date thereof, the "Exercise Date") a number of shares of Common Stock computed using the following formula:

                                  Y (A-B)
                           X =    -------
                                     A

                  Where    X =  the number of shares of Common Stock to be
                                issued to the Holder

                           Y=   the total number of shares of Common
                                Stock purchasable under the Warrant
                                or, if only a portion of the Warrant
                                is being exercised, the portion of the
                                Warrant being canceled (at the date of
                                such calculation)

                           A = the Fair Market Value of one share of the Issuer's Common Stock (at the date of such calculation)

                           B = Exercise Price (as adjusted to the date of such calculation)

                  (i) For purposes of the above calculation, if the Common Stock is listed or quoted on a national securities exchange, the NASDAQ National Market, the NASDAQ system, or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of the Common Stock shall be deemed to be the last reported sale price per share of Common Stock thereon on the Exercise Date or, if no such price is reported on such date, such price on the next preceding business day; provided, however, that if no such price is reported on the next preceding business day, or if the Common Stock is not listed or quoted on a national securities exchange, the NASDAQ National Market, the NASDAQ system or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined in good faith by the Board of Directors, using commercially accepted valuation methods, to represent the Fair Market Value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Issuer); and upon request of the Holder, the Board of Directors (or a representative thereof) shall promptly notify the Holder of the Fair Market Value per share of Common Stock.

                  (ii) Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Fair Market Value per share of Common Stock shall be the amount next determined in good faith by the Board of Directors, using commercially accepted valuation methods, to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Issuer), (B) the Board of Directors shall make such a determination within 10 days of a request by the Holder that it do so and promptly notify the Holder of such determination, and (C) the exercise of this Warrant pursuant to subsection 1(c) shall be delayed until such determination is made.

                  (iii) If the Fair Market Value per share of Common Stock is determined by the Board of Directors pursuant to paragraph (i) or (ii) above, this Warrant shall not be exercised until the Holder notifies the Issuer that such determination is acceptable; provided that, should the Holder notify the Issuer that such determination is unacceptable, the Issuer shall appoint a firm of independent certified public accountants of recognized national standing, which shall, using commercially accepted valuation methods, determine the Fair Market Value per share of Common Stock as of the determination date used by the Board of Directors, and the exercise of the this Warrant pursuant to subsection 1(c) shall be delayed until such determination is made
                            (provided that such firm shall use its best efforts to make such determination no later than thirty (30) days from notification of the Issuer by the Holder). The fees of such firm shall be paid by the Issuer, unless the Fair Market Value determined by such firm differs from that determined by the Issuer by ten percent (10%) or less, in which case the fees shall be paid by the Holder.

         Section 2. RESERVATION OF SHARES; PRESERVATION OF RIGHTS OF HOLDER. The Issuer hereby agrees to reserve and keep available at all times, free from preemptive rights, out of the aggregate authorized but unissued Common Stock, for issuance and/or delivery upon exercise of this Warrant, such number of Warrant Shares as shall be required for issuance or delivery upon exercise of this Warrant in full. The Issuer represents, warrants and covenants that all Warrant Shares issued upon exercise of this Warrant will, upon issuance in accordance with the terms hereof, be fully paid and nonassessable and free and clear of all documentary, stamp or similar issue or transfer taxes, liens, charges, security interests or other encumbrances. The Warrant surrendered upon exercise shall be canceled by the Issuer. After the Expiration Date, no shares of Common Stock shall be subject to reservation in respect of this Warrant. The Issuer further agrees that it will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observation or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Issuer.

         Section 3. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. Any attempted transfer of this Warrant, the Warrant Shares or any new Warrant not in accordance with this Section shall be null and void, and the Issuer shall not in any way be required to give effect to such transfer. No transfer of this Warrant shall be effective for any purpose hereunder until (i) written notice of such transfer and of the name and address of the transferee has been received by the Issuer, (ii) the transferee shall first agree in a writing delivered to the Issuer to be bound by all the provisions of this Warrant, and (iii) an opinion of counsel (reasonably satisfactory to the Issuer) is provided to the Issuer that states that the transfer is exempt from registration under the Securities Act. Upon surrender of this Warrant to the Issuer by any transferee authorized under the provisions of this Section 3, the Issuer shall, without charge, execute and deliver a new Warrant registered in the name of such transferee at the address specified by such transferee, and this Warrant shall promptly be canceled. The Issuer may deem and treat the registered holder of any Warrant as the absolute owner thereof for all purposes, and the Issuer shall not be affected by any notice to the contrary. Any Warrant, if presented by an authorized transferee, may be exercised by such transferee without prior delivery of a new Warrant issued in the name of the transferee.

         Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Issuer will execute and deliver a new Warrant of like tenor and date.

         Section 4. RIGHTS OF HOLDER. Neither a Holder nor his transferee by devise or the laws of descent and distribution or otherwise shall be, or have any rights or privileges of, a stockholder of the Issuer with respect to any Warrant Shares, unless and until the Issuer shall have received payment in full for such Warrant Shares in accordance with the provisions of Section 1(a) hereof. For purposes of determining the record date on which a Holder shall be deemed to be entitled to exercise the rights of a stockholder of the Issuer, the record date of ownership of shares of Common Stock issued to a Holder upon exercise of this Warrant shall be the date on which the Election to Purchase Form shall have been delivered to the Issuer in accordance with the provisions of Section 1(a) of this Warrant.

         Section 5. ADJUSTMENTS IN EXERCISE PRICE AND WARRANT SHARES. The Exercise Price and Warrant Shares shall be subject to adjustment from time to time as provided in this Section 5.

                  (a) If the Issuer is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common Stock for which this Warrant may be exercised shall be increased or decreased, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the number of outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

                  (b) If the Issuer declares a dividend on Common Stock, or makes a distribution to holders of Common Stock, and such dividend or distribution is payable or made in Common Stock or securities convertible into or exchangeable for Common Stock, or rights to purchase Common Stock or securities convertible into or exchangeable for Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend or distribution, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend or distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend or distribution shall equal the aggregate amount so payable immediately before such record date.

                  (c) In case the Issuer at any time or from time to time after the date hereof shall issue or sell additional shares of Common Stock (including additional shares deemed to be issued pursuant to paragraph
         (o) of this Section 5) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issue or sale, then, and in each such case, such Exercise Price shall be reduced to an amount equal to the aggregate consideration received by the Issuer for the total number of such additional shares of Common Stock so issued or sold divided by the number of such additional shares; provided, however, that no adjustment to the exercise price pursuant to this paragraph (c) shall occur in the case of an issuance of equity to a Strategic Partner (as defined below).

                  (d) In the event that the Issuer shall make any distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the state of incorporation of the Issuer, the Holder shall be entitled to receive upon exercise of this Warrant the amount of such assets (or, at the option of the Issuer, an amount equal to the value thereof at the time of distribution, as determined in good faith by the Issuer's Board of Directors, using commercially accepted valuation methods, provided funds (i) shall be available to be allocated to such purpose and (ii) shall have been specifically and solely allocated for such purpose by the Issuer prior to any distribution of assets to stockholders) which would have been distributed to such Holder if it had exercised its right to exercise immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

                  (e) In case the Issuer after the date hereof (1) shall consolidate with or merge into any other Person (as defined below) and shall not be the continuing or surviving corporation of such consolidation or merger, or (2) shall permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities (as defined below) of the Issuer shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (3) shall transfer all or substantially all of its properties or assets to any other Person, then, and in the case of each such transaction, provisions satisfactory to the Holder shall be made such that, upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, either of the following, as shall be elected by the Holder (such election to be made within one year after the date of the consummation of such transaction by written notice to the Acquiring Person (as defined below) or its Parent (as defined below), as the case may be, and, in the absence of such notice, the provisions of clause
         (ii) below shall be deemed to have been elected by the Holder):

                           (i) the amount of stock and other securities, cash
                  and other property to which the Holder would have been entitled upon such consummation if the Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in this Section 5, or

                           (ii) the number of shares of common stock of the
                  Acquiring Person or its Parent, whichever meets the requirements set forth below (subject to adjustments, subsequent to such corporate action, as nearly equivalent as possible to the adjustments provided for in this Section 5), determined by dividing (A) the amount equal to the product obtained by multiplying (1) the number of shares of Common Stock (or Other Securities) to which the Holder would have been entitled had the Holder exercised this Warrant immediately prior to such consummation, times (2) the greater of the Fair Market Value per share of the Common Stock and the Exercise Price in effect on the date immediately preceding the date of such consummation, by (B) the Fair Market Value (determined by the Acquiring Person in the manner set forth in Section 1(c)) per share of the common stock of the Acquiring Person or its Parent, as the case may be, on the date immediately preceding the date of such consummation;

         PROVIDED that the Issuer shall not enter into any of the transactions described in clauses (1) through (3) above, unless, immediately after the date of the consummation of such transaction, the Acquiring Person or the Parent of the Acquiring Person is required to file, and in each of its three fiscal years immediately preceding the date of the consummation of such transaction has filed, reports with the Securities and Exchange Commission pursuant to section 13 or section 15(d) of the Exchange Act. In the event that the Acquiring Person fulfills the requirements contained in the immediately preceding sentence, then, if the Holder shall elect (or shall be deemed to elect) to receive common stock pursuant to clause (ii) above, the Holder shall be entitled to receive, upon the basis stated in such clause (ii), only the common stock of the Acquiring Person.

                  Notwithstanding the foregoing, if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if the Holder designates in a notice given to the Issuer on or before the date immediately preceding the date of the consummation of such transaction, the Holder shall upon exercise of this Warrant be entitled to receive the highest amount of securities, cash or other property to which the Holder would actually have been entitled as a shareholder if the Holder had exercised this Warrant prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 5.

                  The above provisions of this paragraph (e) shall similarly apply to successive consolidations, mergers, exchanges, sales or other transfers covered hereby.

                  As used herein, "Acquiring Person" shall mean the continuing or surviving corporation of a consolidation or merger with the Issuer (if other than the Issuer), the transferee of substantially all of the properties of the Issuer, the corporation consolidating with or merging into the Issuer in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property.

                  As used herein, the term "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Issuer or any other Person (corporate or otherwise) which the Holders of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

                  As used herein, "Parent" shall mean any corporation which (a) controls the Acquiring Person directly or indirectly through one or more intermediaries, (b) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K and (c) is not itself included in the consolidated financial statements of any other person (other than its consolidated subsidiaries).

                  As used herein, the term "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  (f) If the Issuer shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall, upon exercise of this Warrant have the right to receive, in lieu of the shares of Common Stock of the Issuer that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock of the Issuer had the Holder been the holder of record of such shares of Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant for the shares of Common Stock receivable upon exercise of this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Issuer shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall obtain receipt of the

         Exercise Price by deducting an amount equal to the Exercise Price for the shares of Common Stock receivable upon exercise of this Warrant from the amount payable to the Holder. For purposes of this paragraph, the sale of all or substantially all of the assets of the Issuer and distribution of the proceeds thereof to the Issuer's stockholders shall be deemed a liquidation.

                  (g) The term "Common Stock" shall mean the Common Stock, $.001 par value, of the Issuer as the same exists at the Closing Date (as defined in the Affiliation Agreement) or as such stock may be constituted from time to time, except that for the purpose of this
         Section 5, the term "Common Stock" shall include any stock of any class of the Issuer which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which is not subject to redemption by the Issuer.

                  (h) Whenever the number of Warrant Shares or the Exercise Price shall be adjusted as required by the provisions of this Section 5, the Issuer forthwith shall file in the custody of its secretary or an assistant secretary, at its principal office, and furnish to each Holder hereof, a certificate setting forth in reasonable detail the circumstances requiring the adjustments.

                  (i) Notwithstanding any other provision, this Warrant shall be binding upon and inure to the benefit of any successors and assigns of the Issuer.

                  (j) No adjustment in the Exercise Price in accordance with the provisions of this Section 5 need be made if such adjustment would amount to a change in such Exercise Price of less than $.01; PROVIDED HOWEVER, that the amount by which any adjustment is not made by reason of the provisions of this paragraph (j) shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

                  (k) If an adjustment is made under this Section 5 and the event to which the adjustment relates does not occur, then any adjustments in accordance with this Section 5 shall be readjusted to the Exercise Price and the number of Warrant Shares which would be in effect had the earlier adjustment not been made.

                  (l) In case any event shall occur as to which the provisions of this Section 5 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of this Section 5, then, in each such case, the Board of Directors of the Issuer shall in good faith, using commercially accepted valuation methods, make or arrange for an equitable adjustment to the number of Warrant Shares and the Exercise Price, provided that such adjustment is acceptable to the Holder. Should the Holder not accept such adjustment, then the Issuer shall appoint a firm of independent certified public accountants of recognized national standing, which shall give their opinion on the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Issuer will promptly mail a copy thereof to the Holder and shall make the adjustments described therein. The fees of such firm shall be paid by the Issuer, unless the adjusted number of Warrant Shares and the Exercise Price determined by such firm each differ from those determined by the Issuer by ten percent (10%) or less, in which case the fees shall be paid by the Holder.

                  (m) In the event that prior to the date of a Qualified Public Offering, equity is issued pursuant to a private financing to a Strategic Partner (as defined below) such that the percentage equity ownership, on a fully diluted basis, held by such Strategic Partner in the Issuer exceeds the then current percentage equity ownership interest, on a fully diluted basis, held in the Issuer by the Holder, the Holder shall be entitled to purchase such number of additional Warrants ("Adjustment Warrants") as shall be necessary to entitle the Holder to have the same percentage equity ownership interest, on a fully diluted basis, in the Issuer as the Strategic Partner upon completion of the private financing. The Issuer shall, within 30 days following the consummation of the purchase of the equity interest by the Strategic Partner, notify the Holder of such sale and offer to sell Adjustment Warrants to the Holder. The Holder shall have a period of 30 days to agree to accept all or any portion of the Adjustment Warrants offered by the Issuer. The purchase price for such Adjustment Warrants shall be paid by the Holder to the Issuer at such time, if any, as the Adjustment Warrants become exercisable, and shall be the fair market value of the Adjustment Warrants as determined by the Issuer upon its receipt of notice of acceptance from the Holder in accordance with this paragraph (m); provided that, should the Holder notify the Issuer that such determination is unacceptable, the Issuer shall appoint a firm of independent certified public accountants of recognized national standing, which shall, using commercially accepted valuation methods, determine the fair market value of such Adjustment Warrants. The fees of such firm shall be paid by the Issuer, unless the fair market value determined by such firm differs from that determined by the Issuer by ten percent (10%) or less, in which case the fees shall be paid by the Holder. The Issuer shall, within 10 days of receipt of notice of acceptance from the Holder, issue to the Holder a warrant certificate representing such number of Adjustment Warrants as the Holder shall have elected to purchase pursuant to this paragraph (m). Such certificate shall, except for the provisions contained in this paragraph (m) and paragraph (n) of this Section 5, be subject to the same terms and conditions as are contained in this Warrant. The exercise price set forth in the warrant certificate, at which the Holder shall be entitled to purchase Common Stock pursuant to its exercise of the Adjustment Warrant, shall be the lesser of (i) the Exercise Price in effect on the date of issuance of the warrant certificate, (ii) in the case where either Options or Convertible Securities (each as defined below) are the form of equity issued to the Strategic Partner, the exercise price at which the Strategic Partner may purchase Common Stock pursuant to such Option or Convertible Security or (iii) in the case where

         Common Stock is the form of equity issued to the Strategic Partner, the price per share of Common Stock paid by the Strategic Partner to acquire such Common Stock; provided, however, that the exercise price of each Adjustment Warrant determined pursuant to this paragraph (m) shall in no event be less than $1.00.

                  As used herein, the term "Strategic Partner" shall mean any group, person, corporation, partnership, limited liability company or other business entity which, in addition to making an equity investment in the Issuer, has entered into a strategic business relationship with the Issuer for the purpose of enhancing the business prospects of the Issuer.

                  (n) Notwithstanding the application of an adjustment pursuant to any other paragraph of this Section 5, but provided that the Holder is not entitled to any Adjustment Warrants pursuant to paragraph (m) of this Section 5, if the Issuer at any time prior to the date of a Qualified Public Offering issues additional equity which, as a result of such issuance and after taking into account the application of any and all adjustment provisions contained in this Section 5 applicable to such issuance, has the effect of reducing the Holder's equity ownership percentage interest in the Issuer, on a fully diluted basis, to an amount which is less than ten percent (10%), the Holder shall, as the circumstance dictates, be entitled to the following adjustment:

                           (i) if the issuance is to a Strategic Partner and the
                  Exercise Price immediately preceding such issuance is greater than either (A) the exercise price at which the Strategic Partner may purchase Common Stock, if the equity issuance is in the form of Options or Convertible Securities, or (B) the price per share of Common Stock paid by the Strategic Partner, if Common Stock is the form of equity issued to the Strategic Partner, then the issuer shall issue to the Holder a separate warrant certificate representing such number of warrants to purchase additional shares of Common Stock as shall be necessary to cause the Holder's equity ownership percentage interest in the Issuer, on a fully diluted basis, following such issuance of equity to the Strategic Partner to be no less than ten percent (10%). Such certificate shall, except for the provisions contained in this paragraph (n) and paragraph (m) of this Section 5, be subject to the same terms and conditions as are contained in this Warrant. The exercise price set forth in the warrant certificate, at which the Holder shall be entitled to purchase Common Stock pursuant to its exercise thereof, shall be (i) in the case where either Options or Convertible Securities are the form of equity issued to the Strategic Partner, the exercise price at which the Strategic Partner may purchase Common Stock pursuant to such Option or Convertible Security or (ii) in the case where Common Stock is the form of equity issued to the Strategic Partner, the price per share of Common Stock paid by the Strategic Partner to acquire such Common Stock; provided, however, that the exercise price of each warrant determined pursuant to this clause (i) shall in no event be less than $1.00.

                           (ii) if the issuance is not to a Strategic Partner in
                  the circumstance described in the preceding clause (i), this Warrant shall be adjusted such that the number of shares of Common Stock for which this Warrant may be exercised is increased by such amount as shall be necessary to cause the Holder's equity ownership percentage interest in the Issuer following such issuance of Common Stock, on a fully diluted basis, to be no less than ten percent (10%).

                  (o) In case the Issuer at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities (each as defined below), then, and in each such case, the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed for purposes of this Section 5 to be additional shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), and this Warrant shall be subject to adjustment pursuant to paragraphs (c) and (n) of this Section 5; PROVIDED, HOWEVER, that in any such case in which additional shares of Common Stock are deemed to be issued:

                           (i) no further adjustment of the Exercise Price or
                  the number of Warrant Shares shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, each such adjustment shall be deemed hereunder to involve a separate issuance of shares of Common Stock, Options or Convertible Securities, as the case may be;

                           (ii) if such Options or Convertible Securities by
                  their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Issuer, or decrease in the number of additional shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the adjustment to the number of Warrant Shares pursuant to paragraph (n) of this Section 5 and the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible
                  Securities, which are outstanding at such time;

                           (iii) upon the expiration (or purchase by the Issuer
                  and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Issuer and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the adjustment to the number of Warrant Shares pursuant to paragraph (n) of this Section 5 and the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                                  (A) in the case of Options for Common Stock or
                           Convertible Securities, the only additional shares of Common Stock issued or sold were the additional shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Issuer for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Issuer upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Issuer upon such conversion or exchange, and

                                  (B) in the case of Options for Convertible
                           Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Issuer for the additional shares of Common Stock deemed to have then been issued was the consideration actually received by the Issuer for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Issuer upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

                           (iv) no readjustment pursuant to subdivision (ii) or
                  (iii) above shall have the effect of (A) increasing the Exercise Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities, or (B) increasing the number of Warrant Shares by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                           (v) in the case of any such Options which expire by
                  their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment to the number of Warrant Shares or the Exercise Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision
                  (c) above.

                  As used herein, the term "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for shares of Common Stock.

                  As used herein, the term "Options" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either shares of Common Stock or Convertible Securities.

                  For the purposes of making adjustments to the Exercise Price pursuant to paragraph (c) of this Section 5, the consideration per share of Common Stock deemed to have been issued by the Issuer pursuant to this paragraph (o) shall be determined by dividing:

                           (i) the total amount, if any, received and receivable
                  by the Issuer as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Issuer upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by

                           (ii) the maximum number of shares of Common Stock (as
                  set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (p) Notwithstanding the provisions of any other paragraph of this Section 5, (i) up to Thirty-Five Thousand Six Hundred Fifty (35,650) shares of Common Stock issued by the Issuer pursuant to certain options granted to employees of the Issuer at an exercise price of Five Dollars ($5.00) per share shall be exempt from all adjustment requirements contained in this Section 5, (ii) in the event of a Qualified Public Offering, adjustment to this Warrant shall be made pursuant to paragraph (o) of this Section 5 for certain options to purchase up to One Hundred Thirty-Seven Thousand One Hundred Eighty (137,180) shares of Common Stock granted to Howard Tullman and Jerry Mickelson as of the date hereof, to the extent such options thereafter become exercisable, as if such options had been granted prior to the date of such Qualified Public Offering, and (iii) all calculations of the number of shares of Common Stock on a fully diluted basis shall not include the shares referred to in this paragraph except to the extent such options become exercisable pursuant to clause (ii) hereof.

         Section 6. ACCOUNTANTS' REPORT AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock issuable upon the exercise of this Warrant, the Issuer at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant. Upon the Holder's request, the Issuer shall cause independent certified public accountants of recognized national standing to verify such computation and prepare a report setting forth such adjustment or readjustment and show in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Issuer for any additional shares of Common Stock issued or sold or deemed to have been issued, (ii) the number of shares of Common Stock outstanding or deemed to be outstanding, and (iii) the Exercise Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 5) on account thereof, and will forthwith mail a copy of each such report to the Holder.

         Section 7. TAXES ON ISSUE OR TRANSFER OF COMMON STOCK AND WARRANT. The Issuer shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities on the exercise of this Warrant. Except as set forth in the preceding sentence, the Issuer shall not be required to pay any tax which may be payable in respect of any transfer of this Warrant or in respect of any transfers involved in the issue or delivery of shares or the exercise of this Warrant in a name other than that of the Holder and the person requesting such transfer, issue or delivery shall be responsible for the payment of any such tax (and the Issuer shall not be required to issue or deliver said shares until such tax has been paid or reasonable evidence for the provision of payment has been provided to the Issuer). The Issuer shall withhold any amounts (whether in cash, securities or otherwise) relating to any applicable taxes which the Issuer is required to withhold or as otherwise required by law relating to the issuance of this Warrant or the Warrant Shares or the transfers thereof.

         Section 8. NOTICE OF ADJUSTMENT. So long as this Warrant shall be outstanding, (a) if the Issuer shall propose to pay any dividends or make any distribution upon the Common Stock, or (b) if the Issuer shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any other similar rights, or (c) if there shall be any proposed capital reorganization of the Issuer in which the Issuer is not the surviving entity, recapitalization of the capital stock of the Issuer, consolidation or merger of the Issuer with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Issuer, or voluntary or involuntary dissolution, liquidation or winding up of the Issuer, or (d) if the Issuer shall give to its stockholders any notice, report or other communication respecting any significant or special action or event, then in such event, the Issuer shall give to the Holder, at least twenty (20) days prior to the relevant date described below, a notice containing a description of the proposed action or event and stating the date or expected date on which a record of the Issuer's stockholders is to be taken for any of the foregoing purposes, and the date or expected date on which any such dividend, distribution, subscription, reclassification, reorganization, consolidation, combination, merger, conveyance, sale, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

         Section 9. NOTICES. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         (a) if to any Holder of this Warrant or holder of Warrant Shares issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained for such purpose, which shall be initially:

                           Straight Arrow Publishers Company, L.P.
                           1290 Avenue of the Americas
                           New York, New York 10104

                           Attention:  CFO

         (b)      if to the Company, to:

                           JAMtv Corporation
                           640 North LaSalle Street
                           Suite 560
                           Chicago, Illinois  60610
                           Attention:  CEO
or at such other address as may be substituted by not less than ten days' advance notice given to the other party as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three Business Days (as defined below) after the same shall have been deposited in the United States mail. "Business Day" shall mean any day that is not Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of Illinois.

         Section 10. GOVERNING LAW. THE ISSUER AND THE HOLDER AGREE THAT THIS WARRANT AND THE LEGAL RELATIONS BETWEEN THE ISSUER AND THE HOLDER, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED, APPLIED, AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE LAW OF ANOTHER JURISDICTION.

Dated:  November 10, 1997

                                      JAMTV CORPORATION


                                      By:    /s/ Howard A. Tullman
                                           -----------------------------------
                                      Name:  Howard A. Tullman
                                            ----------------------------------
                                      Title:
                                             --------------------------------

ATTEST:


                     , Secretary

                                                                     SCHEDULE I

                             ELECTION TO PURCHASE

         The undersigned hereby irrevocably elects to exercise this Warrant and to purchase ______ shares of JAMtv Corporation Common Stock issuable upon the exercise of this Warrant, and requests that certificates for such shares be issued in the name of:

------------------------------------------------------------------------------
                                     (Name)

------------------------------------------------------------------------------
                                    (Address)

------------------------------------------------------------------------------
                (United States Social Security or other taxpayer
                       identifying number, if applicable)

and, if different from above, be delivered to:

------------------------------------------------------------------------------
                                     (Name)

------------------------------------------------------------------------------
                                    (Address)

and, if the number of Warrant Shares so purchased are not all of the Warrant Shares issuable upon exercise of this Warrant, that a Warrant to purchase the balance of such Warrant Shares be registered in the name of, and delivered to, the undersigned at the address stated below.

Date: _______________________, 19___

Name of Registered Owner:______________________________________________________

______________________________________________________________________________

Address:______________________________________________________________________

______________________________________________________________________________

Signature:____________________________________________________________________